EXHIBIT 10.6

                                 AMENDMENT NO. 2
                                     TO THE
              DEL LABORATORIES, INC. EMPLOYEE STOCK OWNERSHIP PLAN

Del Laboratories, Inc. (the "Employer") wishes to amend the Del Laboratories, Inc. Employee Stock Ownership Plan (the "Plan") to make certain changes to comply with the diversification requirements of Section 401(a)(28) of the Internal Revenue Code of 1986, as amended. Accordingly, effective December 31, 2002, the Plan is amended as follows:

                  1. Section 1.1 of the Plan is hereby amended in its entirety to read as follows:

                  "1.1 ACCOUNT (OR PLAN ACCOUNT) means the amount held under the Plan for the benefit of a Participant or his Beneficiary, and shall equal the sum as to each Participant of the Participant's Employer Stock Account and Non-Stock Account."

                  2. Section 1.22 of the Plan is hereby amended in its entirety to read as follows:

                  "1.22 NON-STOCK ACCOUNT means the portion of a Participant's Account which reflects his interest in the Plan attributable to assets other than Employer Stock."

                  3. Sections 1.31 and 1.32 of the Plan are hereby deleted in their entirety, and Sections 1.33 through 1.37 of the Plan are hereby renumbered accordingly.

                  4. Section 4.4 of the Plan is hereby amended in its entirety to read as follows:

         "(a) QUALIFIED PARTICIPANTS' RIGHTS. Each Qualified Participant in the Plan may elect, during the ninety (90) days after the close of each Plan Year in the Qualified Election Period with respect to such Qualified Participant, to direct the Administrator to distribute to the Qualified Participant up to twenty-five percent (25%) of the Qualified Participant's Account (to the extent such portion exceeds the amount to which a prior election under this Section 4.4 applies). In the case of the last Plan Year with respect to which a Qualified Participant can make an election under this Section 4.4, he shall be permitted to direct the Administrator to distribute up to fifty percent (50%) of his Account (to the extent such portion exceeds the amount to which a prior election under this Section 4.4 applies).



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         (b) DISTRIBUTION OF ELECTED AMOUNTS. Within ninety (90) days of the close of the period during which a Qualified Participant can make an election in accordance with Section 4.4(a), the Administrator shall distribute any amounts elected pursuant to Section 4.4(a) to each Qualified Participant. Employer Stock will be distributed in the form of whole shares of Employer Stock and cash in lieu of any fractional shares of Employer Stock. The Administrator shall establish and maintain reasonable procedures for implementing the provisions of this Section 4.4, which procedures shall not be inconsistent with regulations and other guidance prescribed by the Secretary of the Treasury."

                  5. Section 5.4 of the Plan is hereby amended in its entirety to read as follows:

         "5.4 ALLOCATION OF NET INCOME. The net income (or loss) of the Trust for each Plan Year will be determined as of the Anniversary Date. Subject to
Section 5.6, each Participant's share of the net income (or loss) will be allocated to his Non-Stock Account in the ratio which the balance of such Non-Stock Account on the preceding Anniversary Date (reduced by the amount of any distribution from such Account) bears to the total of the Non-Stock Account balances for all Participants as of that date. For purposes of this Section 5.4, the net income (or loss) of the Plan includes the increase (or decrease) in the fair market value of Trust assets (other than Employer Stock), interest income, dividends and other income and gains (or losses) attributable to Plan assets (other than any non-cash dividends on shares of Employer Stock allocated to Participants' Employer Stock Accounts) since the preceding Anniversary Date, reduced by any expenses charged to the Plan for that Plan Year."

                  6. Section 5.7 of the Plan is hereby deleted in its entirety.

                  7. The second sentence of Section 6.6(d) of the Plan is hereby amended by deleting the phrase "or Self-Directed Account."

                  8. Section 8.3(e) of the Plan is hereby deleted in its entirety.

                  9. The first sentence of Section 9.2(b) of the Plan is hereby amended in its entirety to read as follows:

                  "(b) The Trustee shall have the exclusive responsibility for the control and management of the trust assets."

                  10. Section 9.3 of the Plan is hereby deleted in its entirety.

                  11. Section 9.7(a)(ii) of the Plan is hereby amended in its entirety to read as follows:

                  "(ii) To vote any stocks (including Employer Stock as provided in this Plan), bonds or other securities held in the Trust, or otherwise consent to or request any action on the part of the issuer in person or by proxy."






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         IN WITNESS WHEREOF, the Employer has caused this Amendment to be duly executed under seal on its behalf, effective as specified herein.


ATTEST/WITNESS:                            DEL LABORATORIES, INC.

By: s/ Gene Wexler                         By: s/ Enzo J. Vialardi

                                           Title: EVP & CFO

                                           Date: 3/17/03



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